Exhibit 99.1



                   MASONRY SUPPLY HOLDING CORP. AND SUBSIDIARY

                        CONSOLIDATED Financial Statements

                     Years Ended December 31, 2009 and 2008

                                      WITH

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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MASONRY SUPPLY HOLDING CORP. AND SUBSIDIARY
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CONTENTS

December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                                           Page
                                                                           ----

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                     3

FINANCIAL STATEMENTS

  Consolidated Balance Sheets                                               4-5

  Consolidated Statements of Operations                                     6

  Consolidated Statements of Changes in Equity (Deficit)                    7

  Consolidated Statements of Cash Flows                                     8

  Notes to Consolidated Financial Statements                                9-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Masonry Supply Holding Corp.
Pelham Manor, New York

We have audited the accompanying consolidated balance sheet and consolidated statement of changes in stockholders' equity of Masonry Supply Holding Corp. and Subsidiary ("Successor Companies") as of December 31, 2009, and we have audited the consolidated balance sheet of Imperia Bros. Inc. and Subsidiary ("Predecessor Companies") as of December 31, 2008 and the related consolidated statements of operations, changes in equity (deficit), and cash flows for the years ended December 31, 2009 and 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Masonry Supply Holding Corp. and Subsidiary (Successor Companies) and Imperia Bros. Inc. and Subsidiary (Predecessor Companies) as of December 31, 2009 and 2008 and the results of the operations and cash flows of Imperia Bros. Inc. and Subsidiary (Predecessor Companies) for the years ended December 31, 2009 and 2008, in accordance with accounting principles generally accepted in the United States of America.


                                   /s/ ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP
                                   ---------------------------------------------
                                   CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
September 15, 2010

                                       3
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CONSOLIDATED BALANCE SHEETS

December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                                       Successor          Predecessor
                                                                       Companies           Companies
                                                                          2009                2008
                                                                       ----------          ----------
ASSETS

Current assets:
  Cash                                                                 $   39,536          $   21,559
  Accounts receivable, net of allowance for doubtful accounts
   of $-0- and $196,000 in 2009 and 2008, respectively                    108,497              99,859
  Due from factor                                                              --             670,938
  Inventory, net                                                        1,022,057           1,499,274
  Prepaid expenses and other current assets                                40,731              63,772
                                                                       ----------          ----------
      Total current assets                                              1,210,821           2,355,402
                                                                       ----------          ----------

PROPERTY, PLANT AND EQUIPMENT, net                                      2,101,930           2,037,021
                                                                       ----------          ----------
OTHER ASSETS:
  Goodwill                                                                 31,000                  --
  Intangible assets                                                     1,013,000                  --
                                                                       ----------          ----------
      Total other assets                                                1,044,000                  --
                                                                       ----------          ----------

      Total assets                                                     $4,356,751          $4,392,423
                                                                       ==========          ==========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                       4
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CONSOLIDATED BALANCE SHEETS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                                                  Successor            Predecessor
                                                                                  Companies             Companies
                                                                                     2009                  2008
                                                                                 ------------          ------------
LIABILITIES AND STOCKHOLDERS' AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                               $    981,741          $    792,870
  Accrued expenses and other current liabilities                                       96,718               429,617
  Loans payable                                                                            --            12,330,034
  Note payable                                                                             --               414,900
  Accrued interest                                                                         --             3,434,018
  Advances from affiliated companies                                                       --             5,486,927
  Capital lease obligations - current portion                                         138,955               212,681
                                                                                 ------------          ------------
      Total current liabilities                                                     1,217,414            23,101,047
                                                                                 ------------          ------------
LONG-TERM LIABILITIES:
  Capital lease obligations - net of current portion                                  303,303               345,338
  Customer deposits                                                                    75,087                28,423
                                                                                 ------------          ------------
      Total long-term liabilities                                                     378,390               373,761
                                                                                 ------------          ------------
      Total liabilities                                                             1,595,804            23,474,808
                                                                                 ------------          ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' AND MEMBERS' EQUITY (DEFICIT):
  Common stock - authorized 1,500 shares $0.001 par value;
   issued and outstanding - 150 shares                                                     --                46,059
  Additional paid-in capital                                                        2,760,947             3,535,247
  Members' deficit                                                                         --            (2,344,436)
  Accumulated deficit                                                                      --           (20,319,255)
                                                                                 ------------          ------------
      Total stockholders' and members' equity (deficit)                             2,760,947           (19,082,385)
                                                                                 ------------          ------------

      Total liabilities and stockholders' and members' equity (deficit)          $  4,356,751          $  4,392,423
                                                                                 ============          ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                       5
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CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                      Predecessor Companies
                                                   2009                   2008
                                               ------------           ------------
Net sales                                      $ 10,126,542           $  9,361,109
Cost of sales                                     9,642,659              8,472,584
                                               ------------           ------------
Gross profit                                        483,883                888,525

Selling, general and administrative               3,132,827              3,241,166
                                               ------------           ------------
Loss from operations                             (2,648,944)            (2,352,641)

Interest expense                                  6,888,710              4,556,199
                                               ------------           ------------

Net loss                                       $ (9,537,654)          $ (6,908,840)
                                               ============           ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                       6
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CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

Years Ended December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                    Common Stock      Additional                                      Total
                                                  ----------------     Paid-In        Members'      Accumulated       Equity
                                                  Shares    Amount     Capital        Deficit         Deficit        (Deficit)
                                                  ------    ------     -------        -------         -------        ---------
PREDECESSOR COMPANIES:
  Balance - December 31, 2007                        100    $46,059   $3,535,247    $(1,462,312)   $(14,292,539)   $(12,173,545)

  Net loss for the year ended December 31, 2008       --         --           --       (882,124)     (6,026,716)     (6,908,840)
                                                   -----    -------   ----------    -----------    ------------    ------------
  Balance - December 31, 2008                        100     46,059    3,535,247     (2,344,436)    (20,319,255)    (19,082,385)

  Net loss for the year ended December 31, 2009       --         --           --       (921,418)     (8,616,236)     (9,537,654)
                                                   -----    -------   ----------    -----------    ------------    ------------

  Balance - December 31, 2009                        100    $46,059   $3,535,247    $(3,265,854)   $(28,935,491)   $(28,620,039)
                                                   =====    =======   ==========    ===========    ============    ============

SUCCESSOR COMPANIES:
  Issuance of common stock                           150    $    --   $      150    $        --    $         --    $        150

  Net assets acquired through a foreclosure action
   by related parties                                 --         --    2,760,797             --              --       2,760,797

  Net loss for the year ended December 31, 2009       --         --           --             --              --              --
                                                   -----    -------   ----------    -----------    ------------    ------------

  Balance - December 31, 2009                        150    $    --   $2,760,947    $        --    $         --    $  2,760,947
                                                   =====    =======   ==========    ===========    ============    ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                       7
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CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2009 and 2008
--------------------------------------------------------------------------------

                                                                     Predecessor Companies
                                                                  2009                   2008
                                                              ------------           ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                    $ (9,537,654)          $ (6,908,840)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization                                 345,214                333,622
     Provision for doubtful accounts                                 1,131                100,119
     Changes in assets and liabilities:
       Accounts receivable                                          (9,769)               153,466
       Inventory                                                   516,337               (381,589)
       Prepaid expenses and other current assets                    16,508                 96,818
       Accounts payable                                            618,513               (331,237)
       Accrued expenses                                           (299,107)               303,609
       Accrued interest                                          4,017,418              1,696,649
       Customer deposits                                            46,664                (15,860)
                                                              ------------           ------------
           Net cash used in operations                          (4,284,745)            (4,953,243)
                                                              ------------           ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                             (200,995)              (630,246)
                                                              ------------           ------------
           Net cash used in investing activities                  (200,995)              (630,246)
                                                              ------------           ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from loans payable                                4,146,095              5,018,423
  Advances from affiliated companies                               894,321                910,963
  Proceeds from note payable                                        40,000                 19,162
  Principal payments of note payable                              (181,967)              (110,614)
  Proceeds from capital lease obligations                          118,500                434,029
  Principal payments of capital lease obligations                 (234,261)              (169,329)
  Net borrowings from factor                                      (277,360)              (632,551)
                                                              ------------           ------------
           Net cash provided by financing activities             4,505,328              5,470,083
                                                              ------------           ------------
Increase (decrease) in cash                                         19,588               (113,406)

CASH, beginning of year                                             21,559                134,965
                                                              ------------           ------------

CASH, end of year                                             $     41,147           $     21,559
                                                              ============           ============
SUPPLEMENTARY CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                  $  2,871,292           $  2,859,550
                                                              ============           ============
    Income taxes                                              $         --           $         --
                                                              ============           ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                       8
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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

1. NATURE OF BUSINESS

Masonry Supply Holding Corp. ("Masonry") and its wholly owned subsidiary Imperia Masonry Supply Corp. ("Imperia Masonry") (collectively, the "Company" or "Successor Companies") were each incorporated on June 22, 2009 in the state of Delaware. The Company is a manufacturer specializing in concrete block, lightweight block, and split face block for the construction industry. The Company also supplies a wide array of other masonry and building products and operates a retail home center, which sells hardware, masonry materials and other building supplies to contractors and retail customers. The Company sells primarily to customers in the New York metropolitan area.

On  December  31,  2009,   Imperia   Masonry   began   operations  by  acquiring
substantially all of the assets and assuming certain liabilities of Imperia Bros. through a foreclosure action by related parties (see Note 3).

Imperia Bros., Inc. ("Imperia Bros.") was incorporated in 1959 in the state of New York. Westchester Industrial Supply, LLC ("Westchester"), a limited liability company, was formed in 2001 in the state of New York. Westchester leased employees to Imperia Bros. Collectively, Imperia Bros. and Westchester are referred to as the "Predecessor Companies".

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated balance sheet as of December 31, 2009 includes the accounts of Masonry Supply Holding Corp. and its wholly owned subsidiary Imperia Masonry Supply Corp. The consolidated statements of operations and cash flows for the year ended December 31, 2009 includes the accounts of the Predecessor Companies.

The consolidated financial statements of the Predecessor Companies for the year ended December 31, 2008 include the accounts of the Predecessor Companies.

All significant inter-company accounts have been eliminated in consolidation.

CASH

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2009 and 2008.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
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INVENTORY

Inventory consists of raw materials and finished goods, and is valued at the lower of cost or market using the average cost method. Market is determined based on net realizable value with appropriate consideration given to obsolescence, excessive levels, and other market factors. An inventory reserve is recorded if the carrying amount of the inventory exceeds its estimated market value.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost and the related depreciation is computed primarily on a straight-line basis over the lives of the respective assets. Estimated useful lives are as follows:

          Machinery and equipment                        2-10 Years
          Vehicles                                       3-10 Years
          Furniture and fixtures                         5-10 Years

Leasehold improvements are amortized over the lesser of the estimated life of the asset or the lease term.

Expenditures for repairs and maintenance are charged to operations as incurred. Renewals and betterments are capitalized. When property and equipment is retired or otherwise disposed of, the cost and related accumulated depreciation is removed from the accounts and the resulting gain or loss is recognized in operations.

GOODWILL AND INTANGIBLE ASSETS

Goodwill represents the cost of acquiring a business that exceeds the net fair value ascribed to its identifiable assets and liabilities. Goodwill is not subject to amortization but is tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired. The Company will test for impairment annually.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates the fair value of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that its carrying amounts may not be recoverable. Accordingly, any impairment of value is recognized when the carrying amount of a long-lived asset exceeds its fair value. No impairment losses have been recognized.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

REVENUE RECOGNITION

Revenue is recognized upon the shipment of products. Allowances, credits and other adjustments are recorded in the period the related sales occur. Customer deposits represent monies received before revenue is earned.

ADVERTISING COSTS

Advertising costs are expensed as incurred. For the years ended December 31, 2009 and 2008, advertising expenses were approximately $24,000 and $41,000, respectively, and are included in selling, general and administrative costs.

SHIPPING AND HANDLING COSTS

Shipping and handling costs are recorded as part of selling expense. Such amounts approximated $151,000 and $176,000 for the years ended December 31, 2009 and 2008, respectively.

INCOME TAXES

The Company is treated as a "C" corporation for federal, state and local tax purposes.

Imperia Bros. has elected to be treated as an "S" Corporation for federal and state tax purposes, whereby the taxable income or loss of Imperia Bros. passes through to the individual stockholder.

Westchester has elected to be treated as a single member limited liability company for federal and state purposes, whereby the taxable income or loss of Westchester passes through to an individual member's personal tax return.

Accordingly, Imperia Bros. and Westchester are not subject to federal and state taxes at the corporate level.

The Company accounts for income taxes using the liability method, which provides for an asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are recorded for future tax effects of temporary differences between the financial reporting and tax basis of assets and liabilities, and measured using the current tax rates and laws that are expected to be in effect when the underlying assets or liabilities are anticipated to be recovered or settled. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Generally accepted accounting principles ("GAAP") require that, in applying the liability method, the financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur. Under this criterion the most likely resolution of an uncertain tax position should be

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

analyzed based on technical merits and on the outcome that will likely be sustained under examination. These requirements became effective for annual financial statements beginning after December 15, 2008 and the Company adopted them as of December 31, 2009.

As of December 31, 2009, the Company has determined that it has no uncertain tax positions that require either recognition or disclosure in the Company's financial statements.

Imperia Bros.' and the Company's income tax returns for the years 2006 through 2009, and 2009, respectively, are subject to examination by federal, state and local income tax authorities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

GAAP has established a framework for measuring fair value that is based on a hierarchy which prioritizes the inputs to valuation techniques according to the degree of objectivity necessary. The fair value hierarchy of the inputs to valuation techniques used to measure fair value is divided into three broad levels of objectivity:

     * Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

     * Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

     * Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement. They are based on best information available in the absence of level 1 and 2 inputs.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value as required by GAAP:

     CASH: The carrying amount is the fair value.

     DUE FROM FACTOR, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE: The carrying amount approximates fair value because of the short-term duration of those instruments.

     NOTES  PAYABLE  AND  CAPITAL  LEASE   OBLIGATIONS:   The  carrying   amount
     approximates fair value based on current market conditions and interest rates available to the Company for similar financial instruments.

                                       12
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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
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USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, useful lives of tangible and intangible assets, depreciation and amortization, and allowances for doubtful accounts and inventory obsolescence. Actual results could differ from these estimates and assumptions.

RELATED PARTIES

For the purpose of these consolidated financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

3. ACQUISITION

In March 2005, Capstone Capital Group I, LLC ("CCGI") and Capstone Business Credit ("CBC") which are related to the Company ("Related Parties" or "Lender" and "Factor") entered into a factoring and certain loan financing agreements with Imperia Bros. whereby Imperia Bros. granted these Related Parties a security interest in all of Imperia Bros.' assets (see Notes 4 and 8). In 2009, Imperia Bros. defaulted on its loan agreements by failing to repay its indebtedness to these Related Parties. The Related Parties exercised their rights as secured lenders and foreclosed on all of the assets of Imperia Bros. and on December 31, 2009, assigned all of their rights, title, and interest in these assets to Imperia Masonry. Imperia Masonry also assumed certain of Imperia Bros.' liabilities. At the time of the foreclosure the debt to the Lender and Factor amounted to approximately $22,256,000 and $380,000, respectively.

                                       13
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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

The acquisition was accounted for as a business purchase in accordance with GAAP and recorded at the estimated fair market value of the assets acquired and the liabilities assumed as of December 31, 2009 as follows:

      Cash                                                    $    39,536
      Accounts receivable                                         108,497
      Inventory                                                 1,022,057
      Prepaid expenses and other current assets                    40,731
      Property, plant and equipment                             2,101,930
      Goodwill                                                     31,000
      Intangible assets                                         1,013,000
      Accounts payable                                           (981,741)
      Accrued expenses and other current liabilities              (96,718)
      Capital lease obligations                                  (442,258)
      Customer deposits                                           (75,087)
                                                              -----------
                                                              $ 2,760,947
                                                              ===========

The above transaction was recorded as a non-cash acquisition of net assets contributed to Imperia Masonry in exchange for equity.

4. DUE FROM FACTOR

On March 15, 2005, Imperia Bros. entered into a factoring agreement with a related party ("Factor"). The Factor assumed credit risks for all credit approved accounts with Imperia Bros. responsible for collection on customer claims and chargebacks. Imperia Bros. paid a factoring commission of 2.5% on each invoice with maximum selling terms of no longer than net 30 days, with an additional commission of 1.25% for each 14 days, or portion thereof, by which the selling terms are extended. The factoring agreement was secured by substantially all the assets of Imperia Bros., which were foreclosed on December 31, 2009, as per Notes 3 and 8. The Successor Companies did not enter into a factoring agreement.

Factor fees and related costs amounted to approximately $500,000 and $222,000 for the years ended December 31, 2009 and 2008, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

5. INVENTORY, NET

Inventory as of December 31, 2009 and 2008 consists of the following:

                                          2009                2008
                                       ----------          ----------
     Finished goods                    $  262,527          $  464,554
     Raw materials                        759,530           1,459,647
                                       ----------          ----------
                                        1,022,057           1,924,201
     Less inventory reserve                    --            (424,927)
                                       ----------          ----------
                                       $1,022,057          $1,499,274
                                       ==========          ==========

6. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of December 31, 2009 and 2008 consists of the following:

                                          2009                2008
                                       ----------          ----------
     Leasehold improvements            $  877,235          $2,389,334
     Assets under capital lease           580,738             876,687
     Machinery and equipment              472,527             432,113
     Yard equipment                        75,184             949,135
     Furniture and fixtures                48,557             211,775
     Vehicles                              47,689             180,488
     Communications system                     --              59,867
                                       ----------          ----------
                                        2,101,930           5,099,399
                                       ----------          ----------
     Less accumulated depreciation             --           3,062,378
                                       ----------          ----------
                                       $2,101,930          $2,037,021
                                       ==========          ==========

Depreciation and amortization expense for the years ended December 31, 2009 and 2008 was $345,214 and $333,622, respectively.

7. GOODWILL AND INTANGIBLE ASSETS

Goodwill and a brand name intangible were recognized as assets in connection with the acquisition of Imperia Bros. on December 31, 2009. Intangible assets with finite useful lives are amortized on a straight-line basis over the useful lives of the assets. Imperia Masonry accounts for its brand name as a finite lived intangible asset having an estimated useful life of ten years. There was no amortization of the brand name in 2009 since it was acquired on December 31 of 2009.

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MASONRY SUPPLY HOLDING CORP. AND SUBSIDIARY
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

The carrying values of these intangible assets are summarized below:

                                                    2009             2008
                                                 ----------       ----------
Intangible assets subject to amortization:
  Brand name                                     $1,013,000       $       --
                                                 ==========       ==========

Intangible assets not subject to amortization:
  Goodwill                                       $   31,000       $       --
                                                 ==========       ==========

Future amortization expense for intangible assets subject to amortization is as follows:

          Years Ending
          December 31,
          ------------
            2010                            $   101,300
            2011                                101,300
            2012                                101,300
            2013                                101,300
            2014                                101,300
            Thereafter                          506,500
                                            -----------
                                            $ 1,013,000
                                            ===========

8. LOANS AND NOTES PAYABLE

On March 15, 2005, Imperia Bros. entered into a Revolving Line of Credit Agreement with a Related Party ("Lender") which is to be used solely for working capital. The Line of Credit had an annual interest rate of 24%. At December 31, 2009 there was no outstanding balance and the outstanding balance at December 31, 2008 was $298,525.

On March 15, 2005, Imperia Bros. entered into a purchase order financing agreement with the Lender. Under the agreement, Imperia Bros. was allowed to take advances in an amount equal to 60% of eligible purchase orders up to a limit of $5 million. A Letter of Credit enabled Imperia Bros. to acquire pre-sold goods from a supplier approved by the Lender. The Letter of Credit Guarantee Fee is 2.5% for the first thirty days (or part thereof) that each advance is outstanding and 1.25% for every 14 days (or part thereof) thereafter that such advance is outstanding. The annual interest rate on unpaid balances is 4% in excess of the Prime Rate. At December 31, 2009 there was no outstanding balance and the outstanding balance at December 31, 2008 was $12,031,509.

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MASONRY SUPPLY HOLDING CORP. AND SUBSIDIARY
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

Imperia Bros. entered into a note payable with the Factor on March 23, 2007 in the amount of $691,623, which was payable in monthly installments of $17,303 with a balloon payment due in April 2012. At December 31, 2009 there was no outstanding balance and the outstanding balance at December 31, 2008 was $414,900.

Imperia Bros. granted the Lender and Factor a security interest in all of its assets to support the line of credit. During the year 2009, Imperia Bros. was in default of various loan and the factor agreements with the Lender and the Factor, because of material breaches of the terms and conditions of the agreements. As a result of the defaults, the Related Parties exercised their rights to foreclose on the assets of Imperia Bros. on December 31, 2009. The Successor Companies did not assume any of the related party loans and related accrued interest.

Interest expense incurred on loans and notes payable totaled approximately $5,711,000 and $3,767,000 for the years ended December 31, 2009 and 2008, respectively.

9. ADVANCES FROM AFFILIATED COMPANIES

Imperia Bros. had net advances from its affiliated companies for accrued rent and certain other transactions. No such amounts were outstanding at December 31, 2009 and approximately $5,487,000 was outstanding at December 31, 2008.

Interest on the amounts advanced was imputed at 8% on the average outstanding balances. There was no accrued interest due at December 31, 2009 and approximately $1,090,000 of accrued interest was due as of December 31, 2008. The Company did not assume any of the advances from affiliated companies and related accrued interest.

Interest expense on amounts advanced totaled approximately $475,000 and $403,000 for the years ended December 31, 2009 and 2008, respectively.

10. OBLIGATIONS UNDER CAPITAL LEASE

Imperia Masonry has entered into various equipment capital lease agreements. The terms of the leases vary with each vendor, but have terms ranging from three to five years, with interest rates ranging from 5.0% to 22.7%.

The amount in property and equipment under capital leases is $580,739 and $876,687 as of December 31, 2009, and 2008, respectively, and the related accumulated amortization is $234,265 and $169,329 as of December 31, 2009 and 2008, respectively.

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MASONRY SUPPLY HOLDING CORP. AND SUBSIDIARY
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

Future minimum lease payments under the capital lease obligations are as follows:

           Years Ended
           December 31,                              Amount
           -----------                              --------
              2010                                  $181,776
              2011                                   144,320
              2012                                   130,203
              2013                                    75,207
                                                    --------
                                                     531,506
              Less amounts representing interest      89,247
                                                    --------
                                                    $442,259
                                                    ========

Interest expense incurred related to the obligations under the capital leases totaled approximately $75,000 and $67,000 for the years ended December 31, 2009 and 2008, respectively.

11. INCOME TAXES

The Predecessor Companies had no provision for income taxes for the years ended December 31, 2009 and 2008, and had no deferred tax assets or liabilities as of December 31, 2008, since their taxable income or losses flowed through to the shareholder or member's personal tax return.

The Company had no deferred tax assets and liabilities as of December 31, 2009, since there were no temporary differences between the financial reporting and tax basis of assets and liabilities.

12. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

Imperia Masonry leases yard space in Pelham Manor, New York on a month-to-month basis. Imperia Bros. incurred rent expense to Imperia Family Realty, LLC
("Realty'), an affiliated company owned by its President, which was approximately $1,260,000 for each of the years ended December 31, 2009 and 2008.

LITIGATION

Realty and the President are involved in litigation with a plaintiff who is also a partner in Realty. Imperia Bros. was in default under the terms of its lease

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--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

with Realty. Realty was in default with a related party, the Factor. The management believes that the outcome of this litigation will have no or an insignificant impact on the Company.

EMPLOYMENT AGREEMENT

The President entered into an "at-will" employment agreement with Imperia Masonry commencing December 31, 2009. The agreement provides for an annual base salary of $225,000 that is subject to decrease if gross sales for any 12-month period decrease by 20% or more compared to the prior twelve-month period. The President is entitled to a bonus based on a percentage of excess sales of a specified amount, and certain benefits and expense reimbursements, as defined in the agreement.

The President was granted non-qualified stock options as part of the employment agreement. The options vest over a five-year period (20%, 40%, 60%, 80%, and 100% over the first, second, third, fourth, and fifth anniversary) from December 31, 2009 at $26,800 per share. The options become fully exercisable if there is a change in control of Imperia Masonry.

The agreement with the President has a non-competition and non-solicitation clause for three months and twelve month periods, respectively, after the President is no longer an employee of Imperia Masonry.

13. EMPLOYEE BENEFITS

Imperia Bros. participated in two retirement plans as follows:

PROFIT SHARING PLAN

Imperia Bros. sponsored a profit sharing plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code, whereby participants (eligible non-union employees) could contribute up to 12% of their compensation, but not in excess of the maximum allowed under the Code. Imperia Bros.' matching contribution was discretionary and there was no contribution for the years ended December 31, 2009 and 2008.

On December 31, 2009, the plan sponsor was converted to Imperia Masonry Supply Corp. Benefits provided under the Plan after the conversion date remain substantially unchanged.

UNION

In connection with collective bargaining agreements with various unions, Westchester participated in a multi-employer defined benefit pension plan that covered its union employees. For the years ended December 31, 2009 and 2008 the union welfare and pension costs were approximately $229,000 and $210,000, respectively.

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--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

14. CONCENTRATIONS OF CREDIT RISK

CASH

Imperia Masonry maintains cash balances with various banks, which may at times exceed the Federal Deposit Insurance Corporation limit. The Company believes that the risk of loss is negligible. There was no uninsured cash maintained in banks as of December 31, 2009.

ACCOUNTS RECEIVABLE

Ongoing credit evaluations of customers are performed. An allowance for doubtful accounts is based on management's estimate of the balance that will actually be collected after analyzing the credit worthiness of its customers and historical experience with them, as well as the prevailing business and economic environment. Accounts are written-off when significantly past due after all efforts of collection have been exhausted.

Imperia  Bros.'  sales  and  accounts   receivable  were   concentrated  in  the
construction industry and their customers are located primarily in the New York metropolitan area.

Imperia Bros. had one customer that accounted for approximately 11.1% of revenues for the year ended December 31, 2009 and two customers that accounted for approximately 23.0% of revenues for the year ended December 31, 2008.

Imperia Bros. had no concentration of its purchases with any vendors for the years ended December 31, 2009 and 2008.

15. LIQUIDITY

Imperia Bros. incurred losses and negative cash flows from operations for the years ended December 31, 2009 and 2008. Imperia Bros. had suffered from a lack of liquidity because of the age of its plant and equipment, which are costly to maintain. These additional operating costs have been reflected in cost of sales in the accompanying consolidated statements of operations. In 2010 and 2011, it is management's intention to raise sufficient capital to upgrade the plant and equipment, allowing Masonry to be more competitive within the industry. In addition, the Company is currently implementing a plan to increase working capital. Masonry is in the process of negotiating with new asset based lenders.

Management is currently seeking to raise additional equity to support the Company's growth. Although management is confident that it will succeed in raising additional working capital and equity, there are no assurances that they will be successful in their endeavors. However, management believes that the Company will have sufficient access to working capital to sustain operations through June 30, 2011.

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--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2009 and 2008
--------------------------------------------------------------------------------

16. SUBSEQUENT EVENTS

On January 28, 2010, Masonry entered into a letter of intent to be acquired by Amincor, Inc. ("Amincor") (formerly known as Joning Corp.), a related party. Amincor is to acquire all of the issued and outstanding stock of Masonry, upon issuance of these financial statements.

The Company has evaluated subsequent events through September 15, 2010, the date which the financial statements were available to be issued. The Company had no material additional subsequent events requiring disclosure.

                                       21